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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to the Registration Statement No. 33-62313, on Form S-3, of Cablevision Systems Corporation of our report dated April 28, 1994 (June 3, 1994 as to Note 9) relating to the financial statements of Monmouth Cablevision, L.P., of our report dated April 28, 1994 (June 3, 1994 as to Note 8) relating to the financial statements of Riverview Cablevision Associates, L.P. and of our report dated April 28, 1994 (June 3, 1994 as to Note
8) relating to the financial statements of Framingham Cablevision Associates, Limited Partnership, each incorporated in this Registration Statement by reference to the Consent Solicitation Statement/Prospectus, Form S-4 No. 33-62717 of Cablevision Systems Corporation.

We also consent to the references to us under the heading "Experts" in such Registration Statement.



                                           /s/ DELOITTE & TOUCHE LLP
                                           -------------------------
                                               DELOITTE & TOUCHE LLP


Parsippany, New Jersey
October 10, 1995